UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)            October 8, 2008

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On October 8, 2008, Darling International Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) with its lenders under its Credit Agreement dated as of April 7, 2006 by and among the Company, as borrower, the lenders signatory thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The Amendment increases the Company’s flexibility to make investments in third parties.  Pursuant to the Amendment, the Company can make investments in third parties provided that (i) no default under the Credit Agreement exists or would result at the time such investment is committed to be made, (ii) certain specified defaults do not exist or would result at the time such investment is actually made, and (iii) after giving pro forma effect to such investment, the leverage ratio (as determined in accordance with the terms of the Credit Agreement) is less than 2.00 to 1.00 for the most recent four (4) fiscal quarter period then ended.  In addition, the Amendment increases the amount of intercompany investments permitted among the Company and any of its subsidiaries that are not parties to the Credit Agreement from $2.0 million to $10.0 million.

As of October 8, 2008, the Company was in compliance with all of the covenants contained in the Credit Agreement and there were no outstanding borrowings under the revolving credit facility provided for in the Credit Agreement.  At June 28, 2008, the Company had $44.6 million of unrestricted cash and $41.25 million of long term debt outstanding.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Credit Agreement dated as of October 8, 2008, by and among Darling International Inc., as borrower, various lending institutuions party thereto and JPMorgan Chase Bank, N.A..
99.1	Press Release dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DARLING INTERNATIONAL INC.

                Date:  October 10, 2008                                                                           By:    /s/  John O. Muse
                  John O. Muse
                      Executive Vice President,
                      Finance and Administration

EXHIBIT LIST

10.1	Second Amendment to Credit Agreement dated as of October 8, 2008, by and among Darling International Inc., as borrower, various lending institutuions party thereto and JPMorgan Chase Bank, N.A..

99.1	Press Release dated October 9, 2008.